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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-29769 of MSR Exploration Ltd. on Form S-4 of our report dated
March 26, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the use in this Amendment No. 3 to Registration Statement No. 333-29769 of MSR Exploration Ltd. on Form S-4 of our report dated
April 18, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Fort Worth, Texas

September 26, 1997